                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            ALLEGHENY ENERGY INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             ALLEGHENY ENERGY, INC.

                                      LOGO

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1998
                              AND PROXY STATEMENT

                          LOGO ALLEGHENY ENERGY, INC.

                             10435 Downsville Pike
                           Hagerstown, Maryland 21740

                                                                   April 6, 1998

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ALLEGHENY ENERGY, INC. will be held in Conference Room A on the eleventh floor of 270 Park Avenue, between 47th and 48th Streets, New York, N.Y., on Thursday, May 14, 1998, at 10:30 a.m., New York time, for the following purposes:

     (1) To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly chosen and qualified;

     (2) To consider and vote upon a proposal to approve the implementation of a long-term incentive plan;

     (3) To approve the appointment of independent accountants;

     (4) If presented, to consider and vote upon a shareholder proposal recommending that the complete pay package of the Company's ten highest-paid executives be indexed to Allegheny Energy's stock performance.

     (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record at the close of business on April 6, 1998 will be entitled to vote at the meeting.

                                  By Order of the Board of Directors.

                                                  EILEEN M. BECK
                                                            Secretary

                                PROXY STATEMENT

     Proxies in the form enclosed are solicited by the Board of Directors of Allegheny Energy, Inc. (the Company), 10435 Downsville Pike, Hagerstown, Maryland 21740, for the Annual Meeting of Stockholders to be held on May 14, 1998. The proxy card provided each stockholder by the Company covers the total number of shares registered in his or her name and, in the case of participants in the Company's Dividend Reinvestment and Stock Purchase Plan, the shares held for his or her account under the Plan. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the meeting.

     At the close of business on April 6, 1998, there were outstanding 122,436,317 shares of Common Stock each entitled to one vote. In elections of directors, each holder entitled to vote is entitled to as many votes as shall equal the number of shares held multiplied by the number of directors to be elected and may cast all of such votes for a single director or may distribute them among the number of directors to be elected or any two or more of them. There are no conditions precedent to the exercise of such cumulative voting rights.

     The presence in person or by proxy of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum. The affirmative vote of a majority of all the votes entitled to be cast is required for the election of each director. The affirmative vote of a majority of the votes cast is required for approval of the appointment of Price Waterhouse LLP as independent accountants and for the two proposals. Abstentions are counted only for purposes of determining whether a quorum is present. Broker non-votes are not treated as votes nor are they calculated in determining the existence of a quorum.

     The approximate date on which the proxy statement and form of proxy are first being sent or given to stockholders is April 10, 1998. The Annual Report for 1997 has already been mailed to stockholders.

ELECTION OF DIRECTORS

     At the meeting eight directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly chosen and qualified. The proxies received, unless marked to the contrary, will be voted for the election of the following persons, all of whom are now directors of the Company and are the nominees of the Board of Directors at this election, or, if considered desirable, cumulative voting rights will be exercised by the proxy holders to elect as many of such nominees as possible. The Board of Directors does not expect that any of the nominees will become unable to serve as a director, but if that should occur for any reason prior to the meeting, the proxy holders reserve the right to name another person of their choice.

              DIRECTORS, PRINCIPAL OCCUPATION,                       DIRECTOR
                    OTHER DIRECTORSHIPS,                              OF THE
           BUSINESS EXPERIENCE, AND 1997 COMPANY                     COMPANY
          BOARD AND COMMITTEE MEETINGS ATTENDANCE             AGE     SINCE
          ---------------------------------------             ---    --------
ELEANOR BAUM (3) (4)                                          57       1988
  Dean of The Albert Nerken School of Engineering of The
  Cooper Union for the Advancement of Science and Art,
  Director of Avnet, Inc. and United States Trust Company,
  Commissioner of the Engineering Manpower Commission, a
  fellow of the Institute of Electrical and Electronic
  Engineers, member of Board of Governors, New York Academy
  of Sciences, and President of Accreditation Board for
  Engineering and Technology. Formerly, President, American
  Society of Engineering Education
  Attendance: 24 of 25

              DIRECTORS, PRINCIPAL OCCUPATION,                       DIRECTOR
                    OTHER DIRECTORSHIPS,                              OF THE
           BUSINESS EXPERIENCE, AND 1997 COMPANY                     COMPANY
          BOARD AND COMMITTEE MEETINGS ATTENDANCE             AGE     SINCE
          ---------------------------------------             ---    --------
WILLIAM L. BENNETT (1) (5c) (6)                               48       1991
  Co-Chairman, HealthPlan Services Corporation, a leading
  managed health care services company and Director of
  Sylvan, Inc. Formerly, Chairman, Director and Chief
  Executive Officer of Noel Group, Inc. and Director of
  Belding Heminway Company, Inc.
  Attendance: 27 of 29

WENDELL F. HOLLAND (1)                                        46       1994
  Vice President, American Water Works Service Company, Inc.
  and Director of Bryn Mawr Trust Company. Formerly, Of
  Counsel, Law Firm of Reed, Smith, Shaw & McClay, Partner,
  Law Firm of LeBoeuf, Lamb, Greene & MacRae, and
  Commissioner of the Pennsylvania Public Utility
  Commission.
  Attendance: 16 of 16

PHILLIP E. LINT (1c) (3) (5) (6)                              68       1989
  Retired. Formerly partner, Price Waterhouse.
  Attendance: 32 of 33

FRANK A. METZ, JR. (2) (3) (4c) (6c)                          63       1984
  Retired. Director of Norrell Corporation and Solutia Inc.
  Formerly, Senior Vice President, Finance and Planning and
  Director of International Business Machines Corporation, a
  manufacturer and distributor of information systems
  equipment and services, and Director of Monsanto Company.
  Attendance: 32 of 35

ALAN J. NOIA (2c) (3) (5)                                     51       1994
  Chairman of the Board, President and Chief Executive
  Officer of the Company and of Allegheny Power Service
  Corporation. Chairman and Chief Executive Officer of the
  Company's other principal subsidiaries. Formerly,
  President and Chief Operating Officer of the Company and
  President of The Potomac Edison Company.
  Attendance: 23 of 23

STEVEN H. RICE (2) (3c) (4) (6)                               54       1986
  President, Chief Executive Officer and Vice Chairman of
  the Board of Stamford Federal Savings Bank. Formerly, bank consultant and President and Director of The Seamen's Bank for Savings and Director of Royal Group, Inc.
  Attendance: 35 of 35

GUNNAR E. SARSTEN (4) (5) (6)                                 60       1992
  Chairman and Chief Executive Officer of MK International.
  Formerly, President and Chief Operating Officer of
  Morrison Knudsen Corporation, President and Chief
  Executive Officer of United Engineers & Constructors
  International, Inc., (now Raytheon Engineers &
  Constructors), and Deputy Chairman of the Third District
  Federal Reserve Bank in Philadelphia.
  Attendance: 29 of 30

---------------
(1) Member of Audit Committee.
(2) Member of Executive Committee.
(3) Member of Finance Committee.
(4) Member of Management Review and Director Affairs Committee.
(5) Member of New Business Committee.
(6) Strategic Affairs Committee.
(c) Current committee Chairman.

COMPENSATION OF DIRECTORS

     Each of the directors is also a director of the following subsidiaries of the Company: Monongahela Power Company, The Potomac Edison Company, West Penn Power Company, and Allegheny Power Service Corporation (Allegheny companies). In 1997, directors who were not officers or employees (outside directors) received for all services to the Company and Allegheny companies (a) $16,000 in retainer fees, (b) $800 for each committee meeting attended, except Executive Committee meetings for which such fees are $200, and (c) $250 for attendance at each Board meeting of the Company, Monongahela, Potomac Edison, and West Penn. For the first five months of 1997, Klaus Bergman received a fixed fee of $8,333 per month for services as Chairman of the Board of the Company. Mr. Bergman also received a one-time payment of $250,000 at the time he retired as Chairman. Under an unfunded deferred compensation plan, a director may elect to defer receipt of all or part of his or her director's fees for succeeding calendar years to be payable with accumulated interest when the director ceases to be such, in equal annual installments, or, upon authorization by the Board of Directors, in a lump sum. In addition to the foregoing compensation, (a) the Chairperson of each committee other than the Executive Committee receives an additional fee of $4,000 per year and (b) outside directors of the Company annually receive 200 shares of Common Stock pursuant to the Allegheny Power System, Inc. Restricted Stock Plan for Outside Directors. A Deferred Stock Unit Plan for Outside Directors provides for a lump sum payment (payable at the director's election in one or more installments, including interest thereon equivalent to the dividend yield) to directors calculated by reference to the price of the Company's Common Stock. Directors who serve at least five years on the Board and leave at or after age 65, or upon death or disability, or as otherwise directed by the Board will receive such payments. The present value of the accrued benefits under the Directors Retirement Plan, which was eliminated in March 1997, was credited to each director's opening account balance under the new plan in the form of deferred stock units. In addition, to maintain a competitive level of compensation and further align the interest of outside directors with stockholders, each year the Company will credit each outside director's account with 275 deferred stock units.

BOARD OF DIRECTORS AND CERTAIN COMMITTEE MATTERS

     The Board of Directors has Audit, Executive, Finance, Management Review and Director Affairs, New Business, and Strategic Affairs Committees. The Audit Committee makes recommendations to the Board with respect to auditing matters, including the employment of independent accountants and the handling of the annual audit of the books and accounts of the Company and its subsidiaries. It met four times in 1997. The Management Review and Director Affairs Committee, which is made up of outside directors only, makes recommendations to the Board on certain matters concerning directors and officers, including compensation and management succession. This Committee serves also as the nominating committee for directors and considers recommendations sent by shareholders to the Company that are accompanied by a comprehensive written resume of the proposed nominee's experience and background and a written consent of such person to serve as a director if nominated and elected. It met nine times in 1997. The total number of Company Board meetings held in 1997 was twelve.

PROPOSAL TO APPROVE THE IMPLEMENTATION OF A LONG-TERM INCENTIVE PLAN

     The Board of Directors of the Company adopted and approved on March 5, 1998 a new compensation plan to be sponsored and maintained by the Company, to be known as the Allegheny Energy, Inc. 1998 Long-Term Incentive Plan (the Incentive
Plan). The Incentive Plan will become effective upon approval by the Company's shareholders. If so approved the Incentive Plan will replace the Company's Performance Share Plan. The awards currently outstanding under the Performance Share Plan, for the three-year periods from 1996 through 1998 and from 1997 through 1999, will not be affected, but no new awards will be made under the Performance Share Plan on or after the effective date of the Incentive Plan. If the shareholders do not approve the Incentive Plan it will not take effect, but in that case the Performance Share Plan will remain in full force and effect in accordance with its terms.

     If the merger with DQE, Inc. (Merger) is consummated, the Company will assume the stock options for DQE Common Stock which are outstanding at the effective time of the Merger and the Company's Common Stock will be substituted for DQE Common Stock thereunder. The Company's obligation to assume the DQE stock options arises from the Merger Agreement and such assumed options will not be a part of the Incentive Plan, except that to the extent that future reload option grants are required pursuant to the terms of the assumed options, the Management Review and Director Affairs Committee may determine that such grants shall be made under the Incentive Plan. If the Merger is consummated, the Incentive Plan will be a vehicle for providing future equity compensation awards to key employees of the combined companies. The effectiveness of the Incentive Plan is not, however, conditioned upon the consummation of the Merger.

     The Incentive Plan is intended to be a flexible vehicle under which a variety of types of equity-based and cash-based compensation awards, including stock options, restricted stock and performance awards, can be made. The closing price of the Company's Common Stock on March 31, 1998, as reported on the New York Stock Exchange Consolidated Transaction Reporting System, was $33 9/16 per share.

     The following summary of the Incentive Plan is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached to this Proxy Statement as Appendix A.

     ADMINISTRATION. The Incentive Plan provides that it will be administered by a committee of the Board of Directors of the Company consisting of at least two directors (the Committee). The Management Review and Director Affairs Committee of the Board of Directors has been appointed to serve as the Committee until further action of the Board. The Committee shall have the sole discretion to interpret the Incentive Plan, establish and modify administrative rules, impose conditions and restrictions on awards, and take such other actions as it deems necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, delegate to any designated executive officer of the Company the power to determine the employees (other than himself or herself or any employee to whom such designated executive officer reports) to receive Awards under the Plan and the types and amounts of such Awards, subject in each case to the terms and conditions of the Plan. In addition, the full Board of Directors of the Company can perform any of the functions of the Committee under the Incentive Plan.

     AMOUNT OF STOCK. The Incentive Plan provides for awards of up to 10,000,000 shares of Common Stock. The number of shares available for issuance under the Incentive Plan shall be subject to anti-dilution adjustments upon the occurrence of significant corporate events. Shares subject to terminated, expired, surrendered or forfeited awards become available again for issuance under the Incentive Plan. If any shares are withheld by the Company or tendered (actually or by attestation) by a participant in connection with a stock option exercise, only the net number of shares of Common Stock issued as a result of such exercise will count against the number of shares available for issuance under the Incentive Plan. The shares to be offered under the Incentive Plan will be either authorized and unissued shares or issued shares which have been reacquired by the Company.

     ELIGIBILITY AND PARTICIPATION. All key employees and directors of the Company or any subsidiary will be eligible to participate under the Incentive Plan. The Committee shall have the authority to designate the participants and establish the terms of their awards. No participant can receive awards under the Incentive Plan in any calendar year in respect of more than 600,000 shares of Common Stock, provided, however, that, in applying this limit, if an award is intended to be earned over more than one calendar year, the shares subject to that award shall be allocated to the first calendar year in which they may be earned (without regard to any provisions of the Incentive Plan regarding acceleration of vesting). As of April 6, 1998, the Company estimates that if the Merger is consummated, approximately 30 to 40 employees, and the directors, would be designated to receive awards under the Incentive Plan, but no awards have been granted to date under the Incentive Plan and the benefits to be received under the Incentive Plan by any particular person are not determinable at this time. If the Merger is not consummated, or if future business combinations or conditions warrant, the number of designated employees may change.

     AMENDMENT OR TERMINATION. The Incentive Plan has no fixed expiration date. The Committee will establish expiration and exercise dates on an award-by-award basis. However, for the purpose of awarding incentive stock options under
Section 422 of the Internal Revenue Code (incentive stock options), the Incentive Plan will expire ten years from its effective date, and certain provisions of the Incentive Plan relating to performance-based awards under
Section 162(m) of the Internal Revenue Code will expire on the fifth anniversary of the effective date.

     STOCK OPTIONS. The Committee may grant to a participant incentive stock options, options which do not qualify as incentive stock options (non-qualified stock options) or a combination of such options. The terms and conditions of stock option grants, including the quantity, price, waiting periods, and other conditions on exercise, will be determined by the Committee. It is anticipated that the initial options granted under the Incentive Plan will be non-qualified stock options subject to a performance-based vesting schedule. Any future incentive stock option grants shall be made in accordance with Section 422 of the Internal Revenue Code.

     The exercise price for stock options will be determined by the Committee in its discretion, provided that the exercise price per share for each stock option must be at least equal to 100% of the fair market value of one share of Common Stock on the date when the stock option is granted unless the options are being granted in substitution for outstanding options of acquired companies.

     Upon a participant's termination of employment for any reason, any stock options which were not exercisable on the participant's termination date will expire, unless otherwise determined by the Committee. Upon a participant's termination of employment for reasons other than death, disability or retirement, the participant's exercisable stock options will expire ninety (90) days after the date of termination, unless the right to exercise the options is extended by the Committee at its discretion, but not after the scheduled expiration date of the options. In general upon a participant's termination by reason of death, disability or retirement, stock options which were exercisable on the participant's termination date (or which are otherwise determined to be exercisable by the Committee) may continue to be exercised by the participant (or the participant's beneficiary) for a period of one year from the date of the participant's termination of employment, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

     The Committee has the discretion under the Incentive Plan to permit the exercise of an option prior to the time it would otherwise be exercisable under the terms of the related award agreement or extend the exercise period of an option (but not beyond the stated term of such option).

     Subject to the Committee's discretion, payment for shares of Common Stock on the exercise of stock options may be made in cash, by the delivery (actually or by attestation) of shares of Common Stock held by the participant for at least six months prior to the date of exercise, a combination of cash and shares of Common Stock, or in any other form of consideration acceptable to the Committee (including one or more "cashless" exercise forms).

     Dividend equivalent accounts (DEAs) and/or reload options (Reloads) can be awarded in conjunction with stock options which are granted under the Incentive Plan. The Company does not intend to use the DEA or the Reload features of the Incentive Plan in connection with the initial grants but reserves the right to use these features in the future. A DEA represents the right of a participant to have credited to a bookkeeping account, from the date the DEA is established to the date the related option expires for any reason, an amount equal to the cash dividends which would be paid to the participant if the shares subject to the option were actually outstanding on the dividend record date. Amounts credited to a participant's DEAs are paid to the participant at such time, and subject to such conditions, as the Committee may determine and set forth in the applicable award agreement.

     Reloads are stock options granted to participants who tender shares to pay the exercise price of other options or tender shares or elect to have shares withheld to pay withholding taxes on the exercise of other options. Each Reload covers a number of shares equal to the number of shares tendered or withheld, has an exercise price equal to the fair market value of the underlying shares of Common Stock on the date of grant of such Reload and expires on the stated expiration date of the original option. The Committee may specify other terms and conditions applicable to Reloads.

     RESTRICTED SHARES. The Committee may award to a participant shares of Common Stock subject to specified restrictions (Restricted Shares). The Restricted Shares are subject to forfeiture if the participant does not meet certain conditions, such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets or retention by the participant of ownership of specified shares of Common Stock over the forfeiture period. The terms and conditions of Restricted Share awards are determined by the Committee. The performance goals will also be determined by the Committee, but in the case of awards intended to qualify as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code will include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): operating income, return on investment, return on shareholders' equity, stock price appreciation, earnings before interest, taxes, depreciation and amortization, earnings per share and/or increase in earnings per share.

     Participants who have been awarded Restricted Shares will have all of the rights of a holder of outstanding shares of Common Stock, including the right to vote such shares and to receive dividends. During the forfeiture period, the Restricted Shares are nontransferable and may be held in custody by the Company or its designated agent, or if the certificate is properly legended, by the participant.

     The Committee, at its sole discretion, may waive all restrictions with respect to a Restricted Share award under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) subject to such terms and conditions as it deems appropriate.

     PERFORMANCE AWARDS. The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be measured by the fair market value of a specified number of shares of Common Stock, increases in such value during the award period and/or a fixed cash amount and may be paid in cash, shares of Common Stock or a combination thereof, as determined by the Committee.

     Award periods will be established at the discretion of the Committee. The performance goals will also be determined by the Committee but in the case of awards intended to qualify as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code will include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): operating income, return on investment, return on shareholders' equity, stock price appreciation, earnings before interest, taxes, depreciation and amortization, earnings per share and/or increase in earnings per share. When circumstances occur which cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets.

     CHANGE IN CONTROL. In general, events which constitute a change in control for purposes of the Incentive Plan include: (a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) which is or becomes the "beneficial owner," directly or indirectly, of 25% or more of the combined voting power of the Company's voting securities; or (b) during any period of not more than two years, individuals who constitute the Board of Directors as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or
(c) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the Company's voting securities or the voting securities of such surviving entity outstanding immediately after such merger or consolidation, (d) or the shareholders of the Company approve a plan of complete liquidation of the Company (e) or any agreement for the sale or disposition by the Company or all or substantially all of the Company's assets.

     In the event of a change in control of the Company, all outstanding stock options immediately become exercisable, the restrictions on all Restricted Shares lapse and all performance awards immediately become payable.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the principal federal income tax consequences of Incentive Plan benefits under present tax law. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     STOCK OPTIONS. No tax is incurred by the participant, and no amount is deductible by the Company, upon the grant of a non-qualified stock option. At the time of exercise of such an option, the difference between the exercise price and the fair market value of the Common Stock will constitute ordinary income to the participant. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant. The participant will, upon a subsequent taxable disposition of the shares, recognize short-term or long-term capital gain or loss, depending on the holding period of the shares.

     In the case of incentive stock options, although no income is recognized upon grant or exercise of the option and the Company is not entitled to a deduction at such times, the excess of the fair market value of the Common Stock on the date of exercise over the exercise price is counted in determining the participant's alternative minimum taxable income. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt and within two years after the grant of the incentive stock option, gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss.

     If the participant disposes of the shares acquired upon exercise of an incentive stock option within either of the holding periods described above, (i) the participant will recognize taxable ordinary income in the year of such disposition in an amount equal to the fair market value of the shares on the exercise date minus the exercise price of the incentive stock option, provided that if the disposition is a sale or exchange with an unrelated party, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the exercise price; (ii) the Company will be entitled to a deduction for such year equal to the amount of taxable ordinary income recognized by the participant; and (iii) the participant will recognize capital gain or loss, short-term or long-term, as the case may be, in an amount equal to the difference between (a) the amount realized by him upon such sale or exchange of the shares and (b) the option exercise price paid by the participant increased by the amount of ordinary income, if any, recognized by the participant upon such disposition.

     RESTRICTED SHARES. A participant will normally not recognize taxable income upon an award of Restricted Shares, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock as to which the restrictions have lapsed, and the Company will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Internal Revenue Code to recognize taxable ordinary income in the year the Restricted Shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, the Company will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a capital gain or loss.

     PERFORMANCE AWARDS. Normally, a participant will not recognize taxable income upon the grant of such awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will constitute ordinary income to the participant. The Company will also then be entitled to a deduction in the same amount.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE IMPLEMENTATION OF THE ALLEGHENY ENERGY, INC. 1998 LONG-TERM INCENTIVE PLAN AND WILL SO VOTE PROXIES RECEIVED THAT DO NOT OTHERWISE SPECIFY.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Price Waterhouse LLP as independent accountants for the Company to audit its consolidated financial statements for 1998 and to perform other audit related services. Such services include: review of the Company's quarterly interim financial information; review of periodic reports and registration statements filed by the Company with the Securities and Exchange Commission; issuance of special purpose reports covering such matters as employee benefit plans and submissions to various governmental agencies; and consultation in connection with various accounting and financial reporting matters. Price Waterhouse also performs non-audit services for the Company. Fees for the 1997 audit and fees for audit services paid during the year aggregated $642,500, and fees for non-audit services were $286,350. The Board has directed that the appointment of Price Waterhouse be submitted to the stockholders for approval. If the stockholders should not approve, the Audit Committee and the Board would reconsider the appointment. Representatives of Price Waterhouse will be present at the annual meeting to make a statement if they wish and to answer questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS AND WILL SO VOTE PROXIES RECEIVED THAT DO NOT OTHERWISE SPECIFY.

             THE WORDS OF THE FOLLOWING SHAREHOLDER PROPOSAL ARE AS
                          RECEIVED FROM THE PROPONENT.

SHAREHOLDER PROPOSAL

     This proposal is submitted by John Chevedden, owner of 3,000 shares, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, 310/371-7872.

     Mr. Chevedden's 1996 Allegheny Power resolution to delete Director pensions achieved 33% of the votes cast. As a result, the proponent believes it was partially adopted by Allegheny Power. This was achieved in spite of Allegheny Power's deletion of part of the Shareholder Resolution.

RESOLVED:

     To ensure the best possible corporate performance before and after the Duquesne (DQE) buy-out or any other buy-out/merger, it is recommended the complete pay-package for the 10 highest paid Allegheny Energy executives be indexed to Allegheny Energy stock performance. This includes Allegheny Energy CEO Mr. Alan Noia and DQE CEO Mr. David Marshall.

     This is especially important because the DQE buy-out presents serious challenges to Allegheny Energy:

     1) DQE adds a $1.7 Billion ($1,700,000,000) debt to Allegheny Energy.

     2) Allegheny Energy now claims $2 Billion ($2,000,000,000) in stranded-costs, up 4-times from the 1997 estimate.

     3) Allegheny Energy inherits nuclear power liability for the first time from DQE. Allegheny Energy has never operated a nuclear plant.

     These challenges are compounded by the risks and uncertainties of utility industry deregulation. Allegheny Energy shareholders need to incentivize management (both positively and negatively) to effectively respond to these challenges. The competitive environment of today cannot allow management to be the only party that profits whether the fortunes of the company go up or down.

     The executive-pay index standard will be the stock price of Allegheny Energy (and/or the merged company) compared to the Dow Jones Utilities Index. Baseline will be January 2, 1997 executive pay and January 2, 1997 Allegheny Energy stock price.

     Hence, if Allegheny Energy stock performs 10% better than the Dow Jones Utilities Index, the total executive pay-package will increase 10%. The executive pay-package is the total current and deferred executive pay for each year, including bonuses, benefits and stock options.

     On the other hand, if Allegheny Energy stock performance trails the Dow Jones Utilities Index (for instance by 10%), the total current and deferred executive pay-package for each year would be proportionally 10% less.

     This includes that if the shareholders suffer a cut in the dividend, the top-10 executives will also have a total pay-package cut. This avoids situations like Pacific Gas & Electric (PG&E Corp.), a large California utility, handing shareholders a 39% dividend pay-cut.

     If current or future employment agreements vary from this formula, executives will be asked to agree to these terms as an expression of their confidence in the earnings potential of the merged company.

                          END OF SHAREHOLDER PROPOSAL

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL AND WILL SO VOTE PROXIES RECEIVED THAT DO NOT OTHERWISE SPECIFY.

     A key objective of the Company's executive compensation program has been to align the interests of the Company's executive officers with those of the shareholders. The long-term incentive plan presented for approval at this Annual Meeting would significantly further this objective. As discussed below and under the "Management Review and Directors Affairs Committee Report," the Board of Directors believes the current management compensation program promotes this objective.

     Further, the Board of Directors believes that as the utility industry is being opened to competition and as competitive enterprises become more important to the Company, it is now more critical than ever to the Company's success that the Company be able to attract and retain the most qualified individuals to serve as executive officers. To accomplish this, the Company must have the flexibility to offer compensation packages that are competitive with the compensation packages offered to executives by other major companies. While performance will continue to be a key element of the Company's compensation program, it would be inappropriate, and potentially damaging to the Company's ability to attract and retain executive talent, if the Company's compensation policies were rigidly tied to any single factor. In fact, the Company is not aware of any major American corporation that ties its total compensation program solely to the performance of its stock. The Management Review and Director Affairs Committee of the Board (the Committee), on an ongoing basis, devotes considerable time and effort to compensation issues, including the balance to be struck among the various objectives of that program. The Board of Directors believes that it is ultimately in the shareholders' best interest that the responsibility for this ongoing process continue to be vested in the Board and the Committee, rather than being preempted by rigid and arbitrary limitations, such as that reflected in the proposed resolution.

     ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

            MANAGEMENT REVIEW AND DIRECTOR AFFAIRS COMMITTEE REPORT

GENERAL

     The compensation program for executive officers of the Company and its subsidiaries is directed by the Management Review and Director Affairs Committee (the Committee) of the Company's Board of Directors. The Committee recommends the annual compensation program for each year to the Board of Directors of the Company and of each subsidiary for its approval.

     The Committee believes that with the advent of competition to this industry a larger portion of compensation should be included in incentive plans. For 1998, compensation will continue to include more pay "at risk."

     The executive compensation program is intended to meet three objectives:

     - Create a strong link between executive compensation and total return to stockholders; the provision of reliable and economic service to customers which assures customer satisfaction; environmental stewardship; insuring the financial stability of the Company and its subsidiaries; integrity, and overall Company performance.

     - Offer compensation opportunities that are competitive with the median level of opportunity in the marketplace, at expected levels of performance, but exceed median levels for performance exceeding expectations.

     - Ensure internal compensation equity -- maintaining a reasonable relationship between compensation and the duties and responsibilities of each executive position.

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program has three components: salary and short-term and long-term incentive awards.

     The Company's executive compensation is both market- and performance-based. The Committee believes that it is necessary to use both market- and performance-based compensation to meet the challenges of intensifying competitive, economic, and regulatory pressures.

     To ensure that the Company's salary structure and total compensation continue to be competitive, they are compared each year through an annual compensation survey with those of comparable electric utilities -- 20 or more in recent years. The survey companies are either similar in type and size to the Company, contiguous to our geographic territory, or have a similar fuel mix.

     In 1997, over 80% of these survey companies are included in the Dow Jones Electric Index to which the Company's performance is compared on page 17 of this proxy statement. This comparison, conducted by a national compensation consulting firm, involves matching Company positions, including the Chief Executive Officer (CEO), with those in the survey companies that have comparable duties and responsibilities. For 1997, the survey indicated that the Company's executive salary structure was slightly below the median. This survey data became the basis for the consulting firm's recommendations as to market prices for each position and total compensation in line with the survey average for comparable positions.

     Base salary:

          The base salaries of all executive officers, including the CEO, are reviewed annually by the Committee, which makes recommendations to the Board of Directors. In recommending base salary levels, the Committee gives most weight to the performance of each executive. The Committee receives a report from the CEO including (a) a performance assessment of each executive (other than himself) based on that executive's position-specific responsibilities and a performance evaluation by his or her supervisor, and
     (b) a specific salary recommendation for each. In determining its recommendations to the Board, the Committee also takes into consideration operating performance, including such factors as safety, efficiency, competitive position, customer satisfaction, and financial results, including such things as total return, earnings per share, quality of earnings, dividends paid, and dividend payout ratio.

     Annual Performance Incentive Plan:

          The Allegheny Power System Annual Incentive Plan (the Annual Incentive
     Plan) is designed to supplement base salaries and provide cash incentive compensation opportunities to attract, retain, and motivate a senior group of managers of Allegheny Power, including executive officers selected by the Committee. The Annual Incentive Plan provides for establishment of individual incentive awards based on meeting specific predetermined corporate performance targets. The performance targets are based on net income available to common shareholders, achieved shareholder return, overall corporate financial results (changes in earnings per share, quality of earnings, dividends paid per share and dividend payout ratios), cost of service to customers and Company performance, including competitive position. In addition, personal performance goals as to operating factors such as efficiency and safety are set on a position specific basis for participants.

          Specific operating, management, or financial areas to be emphasized, as well as performance targets, are determined each year by the Committee with the recommendations of the CEO. If the corporate performance targets are not met, no awards are paid. The target awards under the 1997 Incentive Plan were determined by the Committee, and participants could earn up to 1 1/2 times the target award. For the 1997 Incentive Plan the targets were $230,000 for Mr. Noia and from $70,000 to $140,000 for the other named officers. Targets for other participants ranged from $60,000 to approximately 33% or less of 1997 base salary. Annual Incentive Plan awards earned are paid in the year after the year for which they are earned. Awards earned for performance in 1995, 1996, and 1997 are set forth in the Summary Compensation Table for those years under the column "Incentive Award" for the individuals named therein.

     Performance Share Plan:

          The Allegheny Power System Performance Share Plan (the Performance
     Plan) is designed as an aid in attracting and retaining individuals of outstanding ability and in rewarding them for total shareholder return and continuous provision of economical service to customers by the Company. Seven executive officers of the Company were selected by the Committee to participate in Cycle II (1995-1997); eleven in Cycle III (1996-1998); and twelve in Cycle IV (1997-1999) of the Performance Plan. The Performance Plan provides for the establishment of corporate incentive awards based on meeting specific stockholder and customer performance rankings (total stockholder return ranking in the Dow Jones Electric Utility Index and cost of customer service versus nine other utilities). The implementation of any plan beginning in 1998 is being postponed pending the approval of the Long-Term Incentive Plan discussed on pages 3 through 8.

          The Cycle II target awards under the Performance Plan ranged from $40,000 for the named officers (excluding Mr. Morrell) to $100,000 for Mr. Noia. These amounts equated to 1,839 to 4,598 shares of stock as of January 1, 1995, the start of the performance cycle. The actual award calculated under the Plan equaled 140% of the target amount. The dollar value of such shares calculated as of December 31, 1997, including reinvested dividends, is included in the compensation table on page 13.

          The Cycle III target awards under the Performance Plan range from $70,000 for the named officers to $175,000 for Mr. Noia. These amounts equate to 2,445 to 6,114 targeted shares of stock as of January 1, 1996, the start of the performance cycle. The Cycle IV target awards under the Performance Plan range from $70,000 for the named officers to $230,000 for Mr. Noia, which equate to 2,300 to 7,570 shares of stock as of January 1, 1997, the start of the performance cycle.

          The actual payouts will be determined in 1999 for Cycle III and in 2000 for Cycle IV, after completion of each cycle and determination of the actual stockholder and customer rankings. The actual awards may be paid in Company stock and can range from 0 to 200% of the targeted shares noted above, before including reinvested dividends.

          The target opportunity and the corresponding number of equivalent performance shares allocated to each named executive officer for Cycle IV are listed in the Performance Share Plan Table on page 15.

     For Mr. Noia, the Committee developed salary and incentive award recommendations for the Board's consideration. The base salary recommendation was based upon the Committee's evaluation of his performance as CEO and of his responsibilities in the context of the Company's overall financial and operating performance, including the factors described in the next sentence. The incentive award recommendation was based primarily on 1997 corporate financial results, including total shareholder return, changes in earnings per share, quality of earnings, dividends paid per share, and dividend payout ratios; the overall quality and cost of service rendered to customers; and overall Allegheny Energy performance, including competitive position. Mr. Noia's 1997 total compensation reflected the Committee's evaluation of his performance as CEO and the described 1997 overall results.

     Section 162(m) of the Internal Revenue Code generally limits to $1 million the corporate deduction for compensation paid to executive officers named in the Proxy Statement, unless certain requirements are met. This Committee has carefully considered the effect of this tax code provision on the current executive compensation program. At this time, Allegheny's deduction for officer compensation is not limited by the provisions of Section 162(m). The Committee intends to take such actions with respect to the executive compensation program, if necessary, to preserve the corporate tax deduction for executive compensation paid.

     No current member of the Management Review and Director Affairs Committee is or ever was an employee of the Company or any of its subsidiaries.

                                          Frank A. Metz, Jr., Chairman
                                              Eleanor Baum
                                              Steven H. Rice
                                              Gunnar E. Sarsten

EXECUTIVE COMPENSATION

     During 1997, and for 1996 and 1995, the annual compensation paid by the Company and its subsidiaries directly or indirectly to the Chief Executive Officer and each of the four most highly paid executive officers of the Company whose cash compensation exceeded $100,000 for services in all capacities to the Company and its subsidiaries was as follows:

                    ANNUAL COMPENSATION                                    PERFORMANCE      ALL OTHER
-----------------------------------------------------------   INCENTIVE    SHARE PLAN      COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR    SALARY    AWARD (A)      Payout            (c)
       ---------------------------          ----   --------   ---------    -----------   ----------------

ALAN J. NOIA
  Chairman, President, Chief Executive      1997   $460,000   $253,000      $250,657(b)      $124,495
  Officer and Director of the Company       1996    360,000    253,750       131,071           92,769
  and Allegheny Power Service               1995    305,000    120,000        --               48,983
  Corporation. Chairman of the Board of
  the Company's other principal
  subsidiaries.

PETER J. SKRGIC
  Senior Vice President of the Company      1997   $265,000   $155,400      $150,394(b)      $ 91,409
  and Allegheny Power Service               1996    245,000    176,300        96,119           24,830
  Corporation. Vice President and Director  1995    238,000     73,800        --               37,830
  of the Company's other principal
  subsidiaries.

JAY S. PIFER
  Senior Vice President of the Company      1997   $240,000   $ 95,200      $150,394(b)      $ 67,810
  and Allegheny Power Service               1996    230,000    112,000        87,381           30,949
  Corporation. President and Director of    1995    220,000     72,600        --               34,098
  the Company's other principal
  subsidiaries.

MICHAEL P. MORRELL
  Senior Vice President of the Company      1997   $240,000   $ 95,200        --    (d)      $ 26,068
  and Allegheny Power Service               1996    183,336     72,500()      --    (d)       --     (d)
  Corporation. Vice President and           1995      --         --           --              --
  Director of the Company's other
  principal subsidiaries.

RICHARD J. GAGLIARDI
  Vice President of the Company and         1997   $190,000   $ 75,600      $100,263(b)      $ 25,340
  Allegheny Power Service Corporation       1996    175,000    100,800        52,429           17,898
  and of certain of the Company's other     1995    160,000     48,400        --               18,769
  subsidiaries.

---------------

(a) Incentive awards are based upon performance in the year in which the figure appears but are paid in the first or second quarter of the following year. The incentive award plan will be continued for 1998.

(b) In 1994, the Board of Directors of the Company implemented a Performance Share Plan (the "Plan") for senior officers of the Company and its subsidiaries which was approved by the shareholders of the Company at the annual meeting in May 1994. The first Plan cycle began on January 1, 1994 and ended on December 31, 1996. A second cycle began on January 1, 1995 and ended on December 31, 1997. The figure shown for 1996 represents the dollar value paid in 1997 to each of the named executive officers who participated in Cycle I. The figure shown for 1997 represents the dollar value paid in 1998 to each of the named executive officers who participated in Cycle II. A third cycle began on January 1, 1996 and will end on December 31, 1998. A fourth cycle began on January 1, 1997 and will end on December 31, 1999. After completion of each cycle, Company stock or a combination of stock and cash may be paid if performance criteria have been met.

(c) The figures in this column include the present value of the executives' cash value at retirement attributable to the current year's premium payment for both the Executive Life Insurance and Secured Benefit Plans (based upon the premium, future valued to retirement, using the policy internal rate of return minus the corporation's premium payment), as well as the premium paid for the basic group life insurance program plan and the contribution for the Employee Stock Ownership and Savings Plan (ESOSP) established as a non-contributory stock ownership plan for all eligible employees effective January 1, 1976, and amended in 1984 to include a savings program.

    Effective January 1, 1992, the basic group life insurance provided employees was reduced from two times salary during employment, which reduced to one times salary after five years in retirement, to a new plan which provides one times salary until retirement and $25,000 thereafter. Some executive officers and other senior managers remain under the prior plan. In order to pay for this insurance for these executives, during 1992 insurance was purchased on the lives of each of them. Effective January 1, 1993, the Company started to provide funds to pay for the future benefits due under the supplemental retirement plan (Secured Benefit Plan). To do this, the Company purchased, during 1993, life insurance on the lives of the covered executives. The premium costs of both policies plus a factor for the use of the money are returned to the Company at the earlier of (a) death of the insured or (b) the later of age 65 or 10 years from the date of the policy's inception. Under the ESOSP for 1997, all eligible employees may elect to have from 2% to 7% of their compensation contributed to the Plan as pre-tax contributions and an additional 1% to 6% as post-tax contributions. Employees direct the investment of these contributions into one or more of nine available funds. Fifty percent of the pre-tax contributions up to 6% of compensation are matched with common stock of the Company. Effective January 1, 1997 the maximum amount of any employee's compensation that may be used in these computations is $160,000. Employees' interests in the ESOSP vest immediately. Their pre-tax contributions may be withdrawn only upon meeting certain financial hardship requirements or upon termination of employment. For 1997, the figure shown includes amounts representing (a) the aggregate of life insurance premiums and dollar value of the benefit to the executive officer of the remainder of the premium paid on the Group Life Insurance program and the Executive Life Insurance and Secured Benefit Plans, and (b) ESOSP contributions respectively, as follows: Mr. Noia $119,883 and $4,612; Mr. Skrgic $87,313 and $4,096; Mr. Pifer $63,060 and $4,750; Mr. Morrell
    $21,964 and $4,104 and Mr. Gagliardi $20,590 and $4,750; respectively.

(d) Michael P. Morrell joined the Company on May 1, 1996 and did not receive a payment from the Performance Share Plan for the first or second Plan cycle.

                            ------------------------

                 ALLEGHENY POWER SYSTEM PERFORMANCE SHARE PLAN
                       SHARES AWARDED IN LAST FISCAL YEAR
                                   (CYCLE IV)

                                                                      ESTIMATED FUTURE PAYOUTS
                                                                -------------------------------------
                                               PERFORMANCE      THRESHOLD      TARGET        MAXIMUM
                                 NUMBER OF     PERIOD UNTIL     NUMBER OF     NUMBER OF     NUMBER OF
NAME                              SHARES          PAYOUT         SHARES        SHARES        SHARES
----                             ---------     ------------     ---------     ---------     ---------
Alan J. Noia...................    7,570         1997-99          4,542         7,570        15,140
Chief Executive Officer
Peter J. Skrgic................    4,610         1997-99          2,766         4,610         9,220
Senior Vice President
Jay S. Pifer...................    2,800         1997-99          1,680         2,800         5,600
Senior Vice President
Michael P. Morrell.............    2,800         1997-99          1,680         2,800         5,600
Senior Vice President
Richard J. Gagliardi...........    2,300         1997-99          1,380         2,300         4,600
Vice President

     The named executives were awarded the above number of shares for Cycle IV. Such number of shares are only targets. As described below, no payouts will be made unless certain criteria are met. Each executive's 1997-1999 target long-term incentive opportunity was converted into performance shares equal to an equivalent number of shares of the Company's common stock based on the price of such stock on December 31, 1996. At the end of this three-year performance period, the performance shares attributed to the calculated award will be valued based on the price of the Company's common stock on December 31, 1999 and will reflect dividends that would have been paid on such stock during the performance period as if they were reinvested on the date paid. If an executive retires, dies or otherwise leaves the employment of the Company prior to the end of the three-year period, the executive may still receive an award based on the number of months worked during the period. However, an executive must work at least eighteen months during the three-year period to be eligible for an award payout. The final value of an executive's account, if any, may be paid to the executive in stock or a combination of stock and cash in early 2000.

     The actual payout of an executive's award may range form 0 to 200% of the target amount, before dividend reinvestment. The payout is based upon customer and stockholder performance factors and the Company's rankings versus the peer group. The combined customer and stockholder rating is then compared to a pre-established percentile ranking chart to determine the payout percentage of target. A ranking below 30% results in a 0% payout. The minimum payout begins at the 30% ranking, which results in a payout of 60% of target, ranging up to a payout of 200% of target if there is a 90% or higher ranking.

RETIREMENT PLAN

     The Company maintains a Retirement Plan covering substantially all employees. The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the Code). Each covered employee is eligible for retirement at normal retirement date (age 65), with early retirement permitted. In addition, executive officers and other senior managers participate in a supplemental executive retirement plan (Secured Benefit Plan).

     Pursuant to the Secured Benefit Plan senior executives of Allegheny companies who retire at age 60 or over with 40 or more years of service are entitled to a supplemental retirement benefit in an amount that, together with the benefits under the basic plan and from other employment, will equal 60% of the executive's highest average monthly earnings for any 36 consecutive months. The earnings include 50% of the actual annual incentive award paid effective February 1, 1996. The supplemental benefit is reduced for less than 40 years service and for retirement age from 60 to 55. It is included in the amounts shown where applicable. To provide funds to pay such benefits, beginning January 1, 1993 the Company purchased insurance on the lives of the participants in the Secured Benefit Plan. If the assumptions made as to mortality experience, policy dividends, and other factors are realized, the Company will recover all premium payments, plus a factor for the use of the Company's money. The portion of the premiums for this insurance required to be deemed "compensation" by the Securities and Exchange Commission is included in the "All Other Compensation" column on page 13 of this proxy statement. All executive officers are participants in the Secured Benefit Plan. It also provides for use of Average Compensation in excess of Code maximums.

     The following table shows estimated maximum annual benefits payable following retirement (assuming payments on a normal life annuity basis and not including any survivor benefit) to an employee in specified remuneration and years of credited service classifications. These amounts are based on an estimated Average Compensation (defined as average total earnings during the highest-paid 36 consecutive calendar months or, if smaller, the member's highest rate of pay as of any July 1st), retirement at age 65 and without consideration of any effect of various options which may be elected prior to retirement. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or any other offset amounts.

                               PENSION PLAN TABLE

                                                YEARS OF CREDITED SERVICE
         AVERAGE           --------------------------------------------------------------------
     COMPENSATION(a)       15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS
     ---------------       --------    --------    --------    --------    --------    --------
  $200,000...............  $ 60,000    $ 80,000    $100,000    $110,000    $115,000    $120,000
   250,000...............    75,000     100,000     125,000     137,500     143,750     150,000
   300,000...............    90,000     120,000     150,000     165,000     172,500     180,000
   350,000...............   105,000     140,000     175,000     192,500     201,250     210,000
   400,000...............   120,000     160,000     200,000     220,000     230,000     240,000
   450,000...............   135,000     180,000     225,000     247,500     258,750     270,000
   500,000...............   150,000     200,000     250,000     275,000     287,500     300,000
   550,000...............   165,000     220,000     275,000     302,500     316,250     330,000
   600,000...............   180,000     240,000     300,000     330,000     345,000     360,000

---------------
(a) The earnings of Messrs. Noia, Skrgic, Pifer, Gagliardi and Morrell covered by the plan correspond substantially to such amounts shown for them in the summary compensation table. As of December 31, 1997, they had accrued 28, 33, 33, 19 and 1 1/2 years of credited service, respectively, under the Retirement Plan. Pursuant to an agreement with Mr. Morrell, at the end of ten years of employment with the Company, Mr. Morrell will be credited with an additional eight years of service.

     The Company has entered into Change in Control contracts with the named and certain other executive officers (Agreements). Each Agreement sets forth (i) the severance benefits that will be provided to the employee in the event the employee is terminated subsequent to a Change in Control of the Company (as defined in the Agreements) and (ii) the employee's obligation to continue his employment after the occurrence of certain circumstances that could lead to a Change in Control. The Agreements provide generally that if there is a Change in Control, unless employment is terminated by the Company for Cause, Disability or Retirement or by the employee for Good Reason (each as defined in the Agreements), severance benefits payable to the employee will consist of a cash payment equal to 2.99 times the five-year average of employee's annualized compensation together with the Company maintaining existing benefits for the employee and the employee's dependents for a period of three years. Each Agreement expired on December 31, 1997 but is automatically extended for one year periods thereafter unless either the Company or the employee gives notice otherwise. Notwithstanding the delivery of such notice, the Agreements will continue in effect for thirty-six months after a Change in Control.

     A Senior Officer Separation Plan has been approved for senior officers offered a position in the combined company resulting from the Company's merger with DQE, Inc. that warrants a reduction in compensation as the merger does not qualify as a Change in Control. The Plan is available only to those who have signed Change in Control contracts and will be offered only upon consummation of the merger. The Plan offers benefits substantially similar to the Change in Control contracts, except that the cash payment is computed on the basis of 1997 base salary and short-term incentive and long-term incentive target amounts. The Chief Executive Officer will determine the date of departure, which will be within a twelve-month period following closure of the merger. In addition, if a senior officer is eligible to retire, the officer will be credited with three additional years of service and will receive a payment of $400 per month until age 62 or for 12 months, whichever is greater. Benefits will not be reduced for early retirement.

PERFORMANCE GRAPH

     The graph set forth below compares the Company's cumulative total shareholder return on its Common Stock with the Dow Jones Electric Utility Index and the Standard & Poor's Midcap 400 Index at each December 31 during the period beginning December 31, 1992 and ending December 31, 1997, and assumes the investment of $100 in each on December 31, 1992 and the reinvestment of all dividends.

            COMPARISON OF ALLEGHENY ENERGY, INC.'S 5-YEAR CUMULATIVE
   TOTAL RETURN VS. DOW JONES ELECTRIC UTILITY INDEX AND S&P MIDCAP 400 INDEX

        MEASUREMENT PERIOD                                  DOW JONES
      (FISCAL YEAR COVERED)         ALLEGHENY ENERGY        ELECTRICS        S&P MIDCAP 400
1992                                       100                 100                 100
1993                                       118                 112                 114
1994                                       104                  98                 110
1995                                       146                 129                 144
1996                                       165                 130                 172
1997                                       187                 165                 227

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below shows the number of shares of Common Stock that are beneficially owned, directly or indirectly, by each director and each named executive officer of the Company, and by all directors and executive officers of the Company as a group as of March 15, 1998. To the best of the knowledge of the Company, there is no person who is a beneficial owner of more than 5% of the outstanding shares of Common Stock except for Sanford C. Bernstein & Co., Inc., One State Street Plaza, New York, NY 10004, which at December 31, 1997 was the beneficial owner of 11,397,135 shares, or 9.3%.

                                                         SHARES OF
                                                          AE, INC.         PERCENT
                         NAME                           COMMON STOCK       OF CLASS
                         ----                           ------------    --------------
Eleanor Baum..........................................      2,800*      Less than .02%
William L. Bennett....................................      3,571*            "
Richard J. Gagliardi..................................     10,147             "
Wendell F. Holland....................................      1,010*            "
Phillip E. Lint.......................................      1,470*            "
Frank A. Metz, Jr. ...................................      3,184*            "
Michael P. Morrell....................................        140             "
Alan J. Noia..........................................     26,421             "
Jay S. Pifer..........................................     14,380             "
Steven H. Rice........................................      3,451*            "
Gunnar E. Sarsten.....................................      6,800*            "
Peter J. Skrgic.......................................     15,127             "
All directors and executive officers of the Company as
  a group (17 persons)................................    115,695            .09%

---------------
* Excludes the outside directors' accounts in the Deferred Stock Unit Plan which, on March 1, 1998, were valued at the number of shares shown; Baum, 3,009; Bennett, 1,358; Holland 1,223; Lint 4,545; Metz, 3,263; Rice, 1,879;
  and Sarsten, 2,721.

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. No director or officer failed to file such reports on a timely basis in 1997.

OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy thereon in accordance with their judgment.

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees of the Company and its subsidiaries personally, by telephone or other means, and the Company may reimburse persons holding stock in their names or in the names of their nominees for their expenses in sending soliciting material to their principals. The Company has retained ChaseMellon Shareholder Services to assist in the solicitation of proxies at a fee of $7,500, plus reimbursement of reasonable expenses.

     It is important that proxies be returned promptly. Stockholders are, therefore, urged to mark, date, sign and return the proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

DEADLINE FOR SHAREHOLDER PROPOSALS

     The date by which shareholder proposals must be received by the Company for inclusion in the proxy materials relating to the next annual meeting is December 11, 1998.

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY. NO POSTAGE IS NECESSARY IF MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

                                                                      APPENDIX A

                             ALLEGHENY ENERGY, INC.

                         1998 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I

                        PURPOSE AND ADOPTION OF THE PLAN

     1.01 PURPOSE. The purpose of the Allegheny Energy, Inc. 1998 Long-Term Incentive Plan (as the same may be amended from time to time, the "Plan") is to assist Allegheny Energy, Inc., a Maryland corporation (the "Company"), and its Subsidiaries (as defined below) in attracting and retaining highly competent key employees and directors and to act as an incentive in motivating selected key employees and directors of the Company and its Subsidiaries (as defined below) to achieve long-term corporate objectives.

     1.02 ADOPTION AND TERM. The Plan has been approved by the Board of Directors of the Company (the "Board") to be effective as of the date of approval of the Plan by the shareholders of the Company (the "Effective Date"). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option (as defined below) may be granted hereunder after the tenth anniversary of the Effective Date and the provisions of Articles VII and VIII with respect to performance-based awards to "covered employees" under Section 162(m) of the Code (as defined below) shall expire as of the fifth anniversary of the Effective Date.

                                   ARTICLE II

                                  DEFINITIONS

     For the purposes of this Plan, capitalized terms shall have the following meanings:

     2.01  ACQUIRING CORPORATION shall have the meaning given to such term in
Section 9.08(b).

     2.02 AWARD means any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Restricted Shares described in Article VII and Performance Awards described in
Article VIII.

     2.03 AWARD AGREEMENT means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

     2.04 AWARD PERIOD means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

     2.05 BENEFICIARY means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant's death.

     2.06  BOARD shall have the meaning given to such term in Section 1.02.

     2.07  CHANGE IN CONTROL shall be deemed to have occurred at such time as
(a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of the Company Voting Securities; or (b) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (c) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Company Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the Company Voting Securities or the voting securities of such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     2.08 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

     2.09 COMMITTEE means the committee established in accordance with Section 3.01.

     2.10  COMPANY shall have the meaning given to such term in Section 1.01.

     2.11  COMMON STOCK means Common Stock of the Company.

     2.12 COMPANY VOTING SECURITIES means the combined voting power of all outstanding securities of the Company entitled to vote generally in the election of directors of the Company.

     2.13 DATE OF GRANT means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee's action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee's action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee's action.

     2.14 DIVIDEND EQUIVALENT ACCOUNT shall have the meaning given to such term in Section 6.03(a).

     2.15 EFFECTIVE DATE shall have the meaning given to such term in Section 1.02.

     2.16  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     2.17 EXERCISE PRICE shall have the meaning given to such term in Section 6.01(b).

     2.18 FAIR MARKET VALUE means, as of any applicable date, the closing price per share of the Common Stock as quoted in the NYSE-Composite Transactions listing in The Wall Street Journal (or such other reliable publication as the Committee, in its discretion, may determine to rely upon) for the date as of which Fair Market Value is to be determined. If there are no sales on such date, then Fair Market Value shall be the closing price per share of the Common Stock as so quoted on the nearest date before the date as of which Fair Market Value is to be determined on which there are sales. If the Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall in good faith determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse. Notwithstanding the foregoing, in the case of Options granted in connection with the assumption by the Company of stock options of acquired companies, as described in Section 9.08(c), the Committee may determine that the term "Fair Market Value" shall have the same meaning as is given to such term under the provisions of such assumed stock option.

     2.19  INCENTIVE STOCK OPTION means a stock option within the meaning of
Section 422 of the Code.

     2.20 MERGER means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

     2.21 NON-QUALIFIED STOCK OPTION means a stock option which is not an Incentive Stock Option.

     2.22 OPTIONS means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

     2.23 ORIGINAL OPTION shall have the meaning given to such term in Section 6.04.

     2.24 PARTICIPANT means a person designated to receive an Award under the Plan in accordance with Section 5.01.

     2.25  PERFORMANCE AWARDS means Awards granted in accordance with Article
VIII.

     2.26  PLAN shall have the meaning given to such term in Section 1.01.

     2.27  RELOAD OPTION shall have the meaning given to such term in Section
6.04.

     2.28 RESTRICTED SHARES means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

     2.29 RETIREMENT means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

     2.30  SUBSIDIARY means a subsidiary of the Company within the meaning of
Section 424(f) of the Code.

     2.31 TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. A leave of absence approved in accordance with Company policy shall not be deemed a Termination of Employment. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion. In the case of a director who is not an employee of the Company or a Subsidiary, Termination of Employment shall mean voluntary or involuntary cessation of Board service for any reason.

                                  ARTICLE III

                                 ADMINISTRATION

     3.01 COMMITTEE. The Plan shall be administered by a committee of the Board (the "Committee") comprised of at least two directors of the Company. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, delegate to any designated executive officer of the Company the power to determine the employees (other than himself or herself or any employee to whom such designated executive officer reports) to receive Awards under the Plan and the types and amounts of such Awards, subject in each case to the terms and conditions of the Plan. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

                                   ARTICLE IV

                                     SHARES

     4.01 NUMBER OF SHARES ISSUABLE. The total number of shares initially authorized to be issued under the Plan shall be 10,000,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 9.08. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company.

     4.02 SHARES SUBJECT TO TERMINATED AWARDS. Shares of Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI, shares of Common Stock forfeited as provided in
Section 7.02(a) and shares of Common Stock subject to any Award that are otherwise surrendered by a Participant or terminated may be subject to new Awards under the Plan. If any shares of Common Stock are withheld from those otherwise issuable or are tendered to the Company, by attestation or otherwise, in connection with the exercise of an Option, only the net number of shares of Common Stock issued as a result of such exercise shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

                                   ARTICLE V

                                 PARTICIPATION

     5.01 ELIGIBLE PARTICIPANTS. Participants in the Plan shall be such key employees and directors of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards. Subject to adjustment in accordance with Section 9.08, during any calendar year no Participant shall be granted Awards in respect of more than 600,000 shares of Common Stock (whether through grants of Options or other Awards of Common Stock or rights with respect thereto); provided, however, that if it is the Committee's intention as of the Date of Grant of an Award, as evidenced by the applicable Award Agreement, that such Award shall be earned by the Participant over a period of more than one calendar year, then for purposes of applying the foregoing per calendar year share limitation, the shares of Common Stock subject to such Award shall be allocated to the first calendar year in which such shares may be earned (determined without regard to possible vesting as a result of a Change in Control or pursuant to any provision of this Plan authorizing the Committee to accelerate the vesting of an Award).

                                   ARTICLE VI

                                 STOCK OPTIONS

     6.01  OPTION AWARDS.

          (a) GRANT OF OPTIONS. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participants to purchase shares of Common Stock from the Company in such numbers, at such prices, and on such terms and subject to such conditions, not inconsistent with the terms of the Plan, as may be established by the Committee. The terms of any Option granted under the Plan shall be set forth in an Award Agreement.

          (b) EXERCISE PRICE OF OPTIONS. The exercise price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan (the "Exercise Price") shall be determined by the Committee; provided, however, that, except in the case of any substituted Options described in Section 9.08(c), the Exercise Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant.

          (c) DESIGNATION OF OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of an Option, such Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or a Subsidiary on the Date of Grant.

          (d) SPECIAL INCENTIVE STOCK OPTION RULES. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by such Participant in any one calendar year. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value on the Date of Grant of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five
     (5) years from the Date of Grant.

          (e) RIGHTS AS A SHAREHOLDER. A Participant or a transferee of an Option pursuant to Section 9.04 shall have no rights as a shareholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee shall have become the holder of record of any such shares, and, except to the extent that Dividend Equivalent Accounts are granted in accordance with Section 6.03, no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee shall have become the holder of record of any shares covered by such Option; provided, however, that Participants are entitled to the adjustments set forth in section 9.08.

     6.02  TERMS OF STOCK OPTIONS

          (a) CONDITIONS ON EXERCISE. An Award Agreement with respect to Options may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

          (b) DURATION OF OPTIONS. Options shall terminate after the first to occur of the following events:

             (i) Expiration of the Option as provided in the related Award Agreement; or

             (ii) Termination of the Award as provided in Section 6.02(e) following the Participant's Termination of Employment; or

             (iii) Ten years from the Date of Grant.

          (c) ACCELERATION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the related Award Agreement.

          (d) EXTENSION OF EXERCISE TIME. In addition to the extensions permitted under Section 6.02(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option after its expiration date described in Section 6.02(e), subject, however, to the limitations described in Sections 6.02(b)(i) and (iii).

          (e) EXERCISE OF OPTIONS UPON TERMINATION OF EMPLOYMENT.

             (i) TERMINATION. In the event of Termination of Employment of a Participant other than by reason of death, disability or Retirement, all Options which were not exercisable as of the date of the Termination of Employment shall expire as of such date and the right of the Participant to exercise any Options which were exercisable as of the date of Termination of Employment shall expire ninety (90) days after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.02(d). In no event, however, may the Option be exercised later than the date of expiration of the Option determined pursuant to Section 6.02(b)(i) or
        (iii).

             (ii) DISABILITY OR RETIREMENT. In the event of a Participant's Termination of Employment by reason of disability or Retirement, the right of the Participant to exercise all Options which were not exercisable as of the date of the Termination of Employment shall expire as of such date and all Options which he or she was entitled to exercise upon Termination of Employment shall expire one year after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.02(d). In no event, however, may any Option be exercised later than the date of expiration of the Option determined pursuant to Section 6.02(b)(i) or (iii).

             (iii) DEATH. In the event of the death of a Participant while employed by the Company or a Subsidiary or within any additional period of time from the date of the Participant's Termination of Employment and prior to the expiration of any Option as provided pursuant to Section 6.02(e)(i) or (ii) or Section 6.02(d) above, all Options which were not exercisable as of the date of death shall expire as of such date and to the extent the right to exercise the Option was accrued as of the date of such Termination of Employment and had not expired during such additional period, the right of the Participant's Beneficiary to exercise the Option shall expire one year after the date of the Participant's death (but in no event more than one year from the date of the Participant's Termination of Employment by reason of disability or Retirement), unless the exercise period is extended by the Committee in accordance with Section 6.02(d). In no event, however, may any Option be exercised later than the date of expiration of the Option determined pursuant to Section 6.02(b)(i) or (iii).

     6.03 DIVIDEND EQUIVALENT ACCOUNTS. The Committee shall have the discretion, upon the grant of an Option or thereafter, to establish a dividend equivalent account ("Dividend Equivalent Account") with respect to the Option, and applicable Option Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms apply:

     (a) CREDITING OF DIVIDENDS. Subject to such conditions, limitations and restrictions as shall be established by the Committee, from the Date of Grant of the Option or, if later, the date of establishment of the Dividend Equivalent Account, to the earlier of (i) the date of payment of such Dividend Equivalent Account or (ii) the date of cancellation, termination or expiration of the Option, the Dividend Equivalent Account shall be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the Common Stock then covered by the Option if the Option had been exercised and such Common Stock had been held of record on such record date. The Participant or other holder of such Option shall be entitled to receive from the Company in cash the balance credited to the Dividend Equivalent Account at such time, or from time to time, and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable Option Award Agreement or an amendment thereto.

     (b) OTHER DIVIDEND EQUIVALENT TERMS. To the extent that an Option is cancelled, terminates or expires without being exercised, the Dividend Equivalent Account with respect to the Option shall be eliminated, and no payment with respect to the Dividend Equivalent Account shall be made by the Company. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Plan and/or the Company and no assets or funds of the Company or of the Plan shall be set aside, placed in trust, removed from the claims of the Company's general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

     6.04 RELOAD OPTIONS. The Committee shall have the authority to specify, at or after the time of grant of an Option, that, subject to the availability of shares of Common Stock under the Plan at the time of such grant, a Participant shall be granted a reload option ("Reload Option") in the event(i) such Participant exercises all or a part of an Option (an "Original Option") by surrendering previously acquired shares of Common Stock in full or partial payment of the Exercise Price under such Original Option, and/or (ii) a Participant's withholding tax obligation with respect to the exercise of an Original Option is satisfied in whole or in part by the delivery of previously acquired shares of Common Stock by the Participant to the Company or the withholding of shares of Common Stock from the shares otherwise issuable to the Participant upon the exercise of the Original Option. Each such Reload Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the Exercise Price under such Original Option and/or surrendered or withheld to pay withholding taxes with respect to such Original Option. Each such Reload Option shall have an Exercise Price per share of Common Stock equal to the Fair Market Value of the Common Stock on the date of exercise of the Original Option in respect of which the Reload Option was granted and shall expire on the stated expiration date of the Original Option. A Reload Option shall be exercisable at any time and from time to time from and after the Date of Grant of such Reload Option, subject to such restrictions on exercisability as may be imposed in the discretion of the Committee. Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions, consistent with this Section 6.04, as the Committee in its sole discretion shall specify at or after the time of grant of such Reload Option. A Reload Option shall contain such other terms and conditions, which may include a restriction on the transferability of the shares of Common Stock received upon exercise of the Reload Option, as the Committee in its sole discretion shall deem desirable and which may be set forth in rules or guidelines adopted by the Committee or in the Award Agreements evidencing the Reload Options.

     6.05 OPTION EXERCISE PROCEDURES. Each Option granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement at or before the close of business on the expiration date of the Award. The Exercise Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that in lieu of such cash a Participant may (if authorized by the Committee) pay the Exercise Price in whole or in part by delivering (actually or by attestation) to the Company shares of the Common Stock having a Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased; except that (i) any portion of the Exercise Price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than six months may be delivered in payment of the Exercise Price of an Option. Payment may also be made, in the discretion of the Committee, by the delivery (including, without limitation, by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the Exercise Price. The date of exercise of an Option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the Option shall, as between the Company and such person, be considered for all purposes to be the owner of the shares of Common Stock with respect to which the Option has been exercised. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any shares of Common Stock transferred to the Company as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as unauthorized but unissued shares.

     6.06 CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. The provisions of this Section 6.06 shall not be applicable to any Options granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

                                  ARTICLE VII

                               RESTRICTED SHARES

     7.01 RESTRICTED SHARE AWARDS. The Committee may grant to any Participant an Award of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares intended to qualify for deductibility under the "performance-based" compensation exception contained in
Section 162(m) of the Code, performance targets will include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): operating income, return on investment, return on shareholders' equity, stock price appreciation, earnings before interest, taxes, depreciation and amortization, earnings per share and/or growth in earnings per share. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

          (a) ISSUANCE OF RESTRICTED SHARES. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

          (b) SHAREHOLDER RIGHTS. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.01(a), and except as otherwise provided in such Award Agreement, the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

          (c) RESTRICTION ON TRANSFERABILITY. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the
     Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

          (d) DELIVERY OF SHARES UPON VESTING. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of
     Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 9.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

     7.02  TERMS OF RESTRICTED SHARES.

          (a) FORFEITURE OF RESTRICTED SHARES. Subject to Sections 7.02(b) and 7.03, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

          (b) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

     7.03 CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates for such shares in accordance with Section 7.01(d).

                                  ARTICLE VIII

                               PERFORMANCE AWARDS

     8.01  PERFORMANCE AWARDS.

          (a) AWARD PERIODS AND DETERMINATIONS OF AWARDS. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years or other annual periods as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

          (b) PERFORMANCE TARGETS. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards intended to qualify for deductibility under the "performance-based" compensation exception contained in Section 162(m) of the Code, the targets will include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): operating income, return on investment, return on shareholders' equity, stock price appreciation, earnings before interest, taxes, depreciation and amortization, earnings per share and/or growth in earnings per share. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to Participants to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the value of a related Performance Award when events or transactions occur to cause such performance targets to be an inappropriate measure of achievement.

          (c) EARNING PERFORMANCE AWARDS. The Committee, on or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the applicable Performance Award to be earned based upon the degree of attainment of performance targets.

          (d) PAYMENT OF EARNED PERFORMANCE AWARDS. Payments of earned Performance Awards shall be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may provide such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

     8.02  TERMS OF PERFORMANCE AWARDS.

          (a) TERMINATION OF EMPLOYMENT.  Unless otherwise provided below or in
     Section 8.03, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

          (b) RETIREMENT. If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection (d).

          (c) DEATH OR DISABILITY. If a Participant's Termination of Employment is due to death or to disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d).

          (d) PRO-RATA PAYMENT. The amount of any payment to be made to a Participant whose employment is terminated by Retirement, death or disability (under the circumstances described in subsections (b) and (c)) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such employment not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the Denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period shall be made at the end of such Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant in accordance with Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.02(d).

          (e) OTHER EVENTS.  Notwithstanding anything to the contrary in this
     Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Committee shall deem appropriate.

     8.03 CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants within thirty (30) days after such Change in Control.

                                   ARTICLE IX

             TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

     9.01 PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.

     9.02 AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant shall have received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

     9.03 MODIFICATION OF AWARD AFTER GRANT. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant, provided that any such change (a) may not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

     9.04 LIMITATION ON TRANSFER. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant, to trusts or partnerships for such family members, or to such other parties as the Committee may approve (was evidenced by the applicable Award Agreement or an amendment thereto), and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

     9.05 WITHHOLDING TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines. With the approval of the Committee, the Participant may elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the minimum amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of withholding such shares and paying cash.

     9.06 SURRENDER OF AWARDS. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the Participant approve.

     9.07  CANCELLATION AND RESCISSION OF AWARDS.

          (a) DETRIMENTAL ACTIVITIES. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any "Detrimental Activity." For purposes of this Section 9.07, "Detrimental Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company;
     (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; or (iv) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

          (b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs
     (a)(i)-(vii) of this Section 9.07 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

     9.08  ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

          (a) RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the Exercise Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

          (b) CERTAIN MERGERS. After any Merger in which the Company is not the surviving corporation or pursuant to which a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, or converted into, or otherwise become shares of another corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation"), will either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for outstanding Awards, provided, however, that if the Acquiring Corporation does not assume or substitute for such outstanding Awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 9.08 shall be conditioned upon the consummation of the Merger. Any Awards which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above.

          (c) OPTIONS TO PURCHASE SHARES OR STOCK OF ACQUIRED COMPANIES. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant Options or other Awards under the provisions of the Plan, pursuant to Section 424 of the Code or as is otherwise permitted under the Code, in full or partial replacement of or substitution for old stock options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the Merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments in the terms of such stock options shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options. The foregoing shall not be deemed to preclude the Company from assuming or substituting for stock options of acquired companies other than pursuant to this Plan.

     9.09 LEGAL COMPLIANCE. Shares of Common Stock shall not be issued hereunder unless the issuance and delivery of such shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     9.10 NO RIGHT TO EMPLOYMENT. No Participant or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

     9.11 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

     9.12 GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Maryland, other than the conflict of laws provisions thereof, and construed in accordance therewith.

     9.13 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

     9.14 CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

     9.15 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

     9.16  AMENDMENT AND TERMINATION.

          (a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time; provided, that no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award; and provided further, that no such alteration or amendment of the Plan shall, without approval by the shareholders of the Company (a) increase the total number of shares of Common Stock which may be issued or delivered under the Plan, (b) increase the total number of shares which may be covered by Awards to any one Participant, or (c) change the minimum Option Exercise Price.

          (b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.

           *           *           *           *          *          *

                             ALLEGHENY ENERGY, INC.

                                      LOGO

PROXY


                          [LOGO] ALLEGHENY ENERGY, INC.

                              10435 DOWNSVILLE PIKE
                           HAGERSTOWN, MARYLAND 21740

                 PROXY FOR USE AT ANNUAL MEETING OF STOCKHOLDERS

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder hereby appoints Alan J. Noia, Thomas K. Henderson and Eileen M. Beck, and each of them, Proxies, with full power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Allegheny Energy, Inc. to be held on the 11th Floor of 270 Park Avenue, between 47th and 48th Streets, New York, New York, on May 14, 1998, at 10:30 a.m., New York time, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, as hereinafter specified by the undersigned on the proposals listed on the reverse side hereof and in their discretion on such matters as may properly come before the meeting.

     WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO VOTING SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1, "FOR" ITEMS 2 AND 3 AND "AGAINST"
ITEM 4.
                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE

       PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

[LOGO] ALLEGHENY ENERGY, INC.      10435 Downsville Pike
                                   Hagerstown, Maryland 21740

                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example. /X/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1.
Item 1 -  Election of the following nominees as Directors:
Eleanor Baum, William L. Bennett, Wendell F. Holland,
Phillip E. Lint, Frank A. Metz, Jr., Alan J. Noia, Steven H. Rice, and Gunnar E. Sarsten.

                                     FOR all           WITHHOLD
                                    nominees           for all
                                                       nominees
                                       / /                / /

To Withhold authority to vote for any nominee, write the name on the line below

------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2.
Item 2 - Approval of proposal to implement a long-term incentive plan.

                                      FOR    AGAINST    ABSTAIN
                                      / /       / /        / /



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 3.
Item 3 - Approval of appointment of Price Waterhouse LLP as independent accountants.

                                      FOR    AGAINST    ABSTAIN
                                      / /       / /        / /



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 4.
Item 4 - Shareholder proposal recommending that the complete pay package of the Company's ten highest paid executives be indexed to Allegheny Energy's stock performance.

                                      FOR    AGAINST    ABSTAIN
                                      / /       / /        / /




Signature(s)                                               Date             1998
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(Please sign your name(s) exactly as shown above).



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